UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐          Preliminary Proxy Statement

☐          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒          Definitive Proxy Statement

☐          Definitive Additional Materials

☐          Soliciting Material Pursuant to Rule 14a-12.

NUO THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies.

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

207A Perry Parkway, Suite 1

Gaithersburg, MD 20877

(240) 499-2680

August 28, 2018

NOTICE OF CONSENT SOLICITATION

Dear Stockholder:

The Company is filing the accompanying consent solicitation statement on Schedule 14A (the “Consent Solicitation Statement”) in order to solicit from its stockholders written consents approving and authorizing an amendment (the “Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation for the purposes of increasing the authorized shares of the Company’s common stock, par value $0.0001 per share, from 31,500,000 shares to 100,000,000 shares (the “Increase in Authorized Shares”). Such approval and authorization by the stockholders is herein referred to as the “Action.” The number of authorized shares of the Company’s preferred stock, par value $0.0001 per share, will remain unaffected at 1,000,000 shares.

The Action is described in more detail in the accompanying Consent Solicitation Statement and the form of Amendment is attached as Annex A thereto.

We have established the close of business on August 10, 2018 as the record date for determining stockholders entitled to submit written consents. Stockholders constituting the holders of a majority in voting power of the Company’s outstanding capital stock as of the close of business on the record date must consent in order for the Action to be approved by stockholders.

The Company’s Board of Directors recommends that all stockholders consent to the Action by marking the box entitled “FOR” and submitting to the Company the Action by Written Consent form, which is attached as Annex B to the Consent Solicitation Statement. To be counted, your properly completed and executed Action by Written Consent form must be received by the Company on or before 5:00 p.m. Eastern Time on September 28, 2018 (the “Expiration Date”), subject to early termination or extension of the Expiration Date at the Company’s discretion.

The Consent Solicitation Statement is being sent on or about August 29, 2018 to holders of record of the Company’s capital stock as of August 10, 2018. The date of the accompanying Consent Solicitation Statement is August 28, 2018.

Sincerely,

/s/ David E. Jorden

David E. Jorden Chief Executive Officer and Chief Financial Officer

207A Perry Parkway, Suite 1

Gaithersburg, MD 20877

(240) 499-2680

CONSENT SOLICITATION STATEMENT

This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents (the “Consent Solicitation”) of the stockholders of Nuo Therapeutics, Inc. (the “Company,” “we,” “our,” or “us”) approving and authorizing an amendment (the “Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) for the purposes of increasing the authorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from 31,500,000 shares to 100,000,000 shares (the “Increase in Authorized Shares”). Such approval and authorization by the stockholders is herein referred to as the “Action.” The number of authorized shares of the Company’s preferred stock, par value $0.0001 per share, will remain unaffected at 1,000,000 shares.

Our Board unanimously approved and authorized the Amendment as of August 9, 2018 and recommends that stockholders consent to the Action.

The Company has decided to seek the written consent of stockholders through a consent solicitation process rather than holding a special meeting of stockholders in order to eliminate the costs and management time involved in holding a special meeting. The Increase in Authorized Shares is primarily intended to facilitate the Company’s ability to obtain equity financing and to otherwise provide adequate authorized shares for its short- to medium-term needs.

 Voting materials, which include this Consent Solicitation Statement and an Action by Written Consent form (attached as Annex B), are being mailed to stockholders of record on or about August 29, 2018. Our Board set the close of business on August 10, 2018 as the record date for the determination of stockholders entitled to act with respect to the Consent Solicitation (the “Record Date”).

Important notice regarding the availability of voting materials for the Action:

This Consent Solicitation Statement and the Action by Written Consent form are also available on our website at the following address: http://www.nuot.com/investors/.

As of the Record Date, there were 23,722,400 shares of Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on all matters requiring stockholder approval. As of such date, there were 29,038 shares of the Company’s Series A preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), issued and outstanding. Each share of Series A Preferred Stock entitles its holder to five votes on all matters on which holders of Common Stock have the right to vote, except as otherwise provided in the Certificate of Designations of the Series A Preferred Stock. In the aggregate, the holder(s) of Series A Preferred Stock therefore have 145,190 votes. The holder(s) of Series A Preferred Stock are entitled to vote together with holders of Common Stock as a single class with respect to the Action. Stockholders constituting the holders of a majority in voting power of the Company’s outstanding capital stock as of the close of business on the record date must consent in order for the Action to be approved by the stockholders.

If your shares are held in a brokerage account in your broker’s name (“street name”), you have the right to direct your broker or nominee to consent or withhold consent with regard to the Action. You should follow the instructions provided by your broker or nominee. You may complete and mail an instruction card to your broker or nominee or, if your broker allows, submit voting instructions to your broker by telephone or the internet. If you provide specific voting instructions by mail, telephone or the internet, your broker or nominee will vote your shares as you have directed. If you do not provide voting instructions to your broker or nominee, your broker or nominee may not use its discretion to consent or withhold consent with regard to the Action.

Stockholders who wish to consent must deliver their properly completed and executed Action by Written Consent form to the Company by mail, facsimile or email so that it is received on or before 5:00 p.m. Eastern Time on September 28, 2018 (the “Expiration Date”). The Company reserves the right (but is not obligated), in its sole discretion and subject to applicable law, at any time prior to the Expiration Date to (i) terminate the Consent Solicitation for any reason, including if the consent of stockholders holding a majority of the Company’s outstanding shares of capital stock has been received; or (ii) amend the terms of the Consent Solicitation (including to extend the Expiration Date). The Company reserves the right (but is not obligated) to accept any written consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Action.

The failure to submit a written consent or, if your shares are held in “street name,” to give appropriate instructions to your broker or nominee, will have the same effect as voting against the Action. Abstentions also have the same effect as voting against the Action.

The final results of this Consent Solicitation are expected to be published in a Current Report on Form 8-K by the Company and posted on its website in satisfaction of the notice requirement under Section 228 of the Delaware General Corporation Law (“DGCL”).

We pay the costs for preparing, printing and mailing the consent soliciting materials. Our officers, directors and other regular employees may, without additional compensation, solicit consents personally or by facsimile, telephone, e-mail or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the consent soliciting materials to our beneficial owners.

Our executive offices are located at 207A Perry Parkway, Suite 1, Gaithersburg, MD 20877 and our telephone number is (240) 499-2680.

VOTE REQUIRED; MANNER OF APPROVAL

Each share of our Common Stock entitles its holder to one vote. Each share of our Series A Preferred Stock entitles its holder to five votes on all matters on which holders of Common Stock have the right to vote, except as otherwise provided in the Certificate of Designations of the Series A Preferred Stock. The holder(s) of Series A Preferred Stock are entitled to vote together with holders of Common Stock as a single class. Under Section 2.5(d) of our By-Laws, approval of the Action requires the affirmative vote of the holders of a majority of the votes cast. In addition, pursuant to Section 228 of the DGCL and Section 2.9 of our By-Laws, any action that may be taken at any annual or special meeting of the Company’s stockholders can be effected through the written consent of those stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote on such action were present and voted, so long as a majority of the Board approves in advance the taking of such action by means of written consent of stockholders (which has occurred in this case). Prompt notice of the action taken by written consent must be provided to all other stockholders.

The Company has no class of voting stock outstanding other than the Common Stock and Series A Preferred Stock. As noted above, as of the Record Date, there were 23,722,400 shares of Common Stock and 29,038 shares of Series A Preferred Stock issued and outstanding. Accordingly, the votes or written consents of stockholders holding at least 11,933,796 shares of the issued and outstanding Common Stock, or at least 11,788,606 shares of the issued and outstanding Common Stock and all 29,038 shares of the issued and outstanding Series A Preferred Stock (the latter representing 145,190 votes), are necessary to implement the Action.

The Company’s Board of Directors recommends that all stockholders consent to the Action by marking the box entitled “FOR” and submitting to the Company an executed Action by Written Consent form which is attached as Annex B to the Consent Solicitation Statement. If you sign and send in the Action by Written Consent form but do not indicate how you want to vote as to the Action, your consent form will be treated as a consent “FOR” the Action.

Stockholders who wish to consent must deliver their properly completed and executed Action by Written Consent form to the Company by mail, facsimile or email so that it is received on or before 5:00 p.m. Eastern Time on September 28, 2018 (the “Expiration Date”). The Company reserves the right (but is not obligated), in its sole discretion and subject to applicable law, at any time prior to the Expiration Date to (i) terminate the Consent Solicitation for any reason, including if the consent of stockholders holding a majority of the Company’s outstanding shares of capital stock has been received; or (ii) amend the terms of the Consent Solicitation (including to extend the Expiration Date). The Company reserves the right (but is not obligated) to accept any written consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Action.

CONSENT IS IRREVOCABLE

Executed written consents delivered to the Company before the effective date of the Action shall not be revocable.

EFFECTIVE DATE OF ACTION

Pursuant to DGCL Section 228, the Action will become effective on such date as the Company has received, in accordance with such section, written consents signed by holders of our outstanding capital stock having not less than a majority of the voting power of such outstanding capital stock as of the close of business on the Record Date, so long as such written consents are delivered within 60 days of the Record Date. The Company intends to effect the Increase in Authorized Shares by filing with the Delaware Secretary of State an amendment to the Certificate of Incorporation, a copy of which has been attached hereto as Annex A, soon following the effective date of the Action.

DISSENTERS’ RIGHTS

Under Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the Action or any of the matters described in this Consent Solicitation Statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this Consent Solicitation Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest,” “will,” “will be,” “will continue,” “will likely result,” “could,” “may” and words of similar import. These statements reflect the Company’s current view of future events and are subject to certain risks and uncertainties as noted in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 16, 2018, its Quarterly Reports on Form 10-Q filed on May 14, 2018 and August 13, 2018, as well as its Forms 8-K.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements. In addition to the risks identified in the above filings, new risk factors emerge from time to time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business, or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

The Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

Your consent is important!

Please sign, date and promptly return your Action by Written Consent form.

PROPOSED ACTION:

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT AN INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK

Upon recommendation of the Board, stockholders of the Company are being asked to execute written consents approving and authorizing an amendment (the “Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) for the purposes of increasing the authorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from 31,500,000 shares to 100,000,000 shares (the “Increase in Authorized Shares”). Such approval and authorization by the stockholders is herein referred to as the “Action.” The number of authorized shares of the Company’s preferred stock, par value $0.0001 per share, will remain unaffected at 1,000,000 shares.

The Company intends to effect the Increase in Authorized Shares by filing with the Delaware Secretary of State an amendment to the Certificate of Incorporation, a copy of which has been attached hereto as Annex A, soon following the effective date of the Action.

In deciding whether to approve and authorize the Increase in Authorized Shares, the Board was guided by the best interests of the Company and its stockholders, and considered the following factors at the time of its decision:

(i)

the number of shares of Common Stock that will be outstanding or reserved for issuance immediately after the Increase in Authorized Shares, and the number of shares available for issuance in the future, including in connection with any contemplated equity financing or in connection with future increases under the evergreen provision of the Company’s 2016 Omnibus Incentive Compensation Plan;

(ii)	stockholders’ equity at the time of the Increase in Authorized Shares; and
(iii)	the nature of the Company’s operations.

Effects of Increase in Authorized Shares

Following the effectiveness of the Increase in Authorized Shares, current holders of Common Stock will own the same number of shares of Common Stock than prior to the Increase in Authorized Shares. The Amendment will not change the terms of the Common Stock. After the Increase in Authorized Shares, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Each stockholder’s percentage ownership of outstanding Common Stock will not be altered. The par value of the Common Stock will not change, and the outstanding Common Stock will remain fully paid and non-assessable.

Purposes of Increase in Authorized Shares

As of the Record Date, the authorized capital stock of the Company consists of 31,500,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share. Of this amount:

(i)	23,722,400 shares of Common Stock and 29,308 shares of Series A Preferred Stock are issued and outstanding,
(ii)	warrants to purchase 6,180,000 shares of Common Stock are issued and outstanding,
(iii)	1,358,126 shares of Common Stock are issuable upon the exercise of outstanding stock options under the Company’s 2016 Omnibus Incentive Compensation Plan, as amended (the “Omnibus Plan”), and
(iv)	239,475 unallocated shares of Common Stock are available for future awards under the Omnibus Plan (not including any increases as a result of the Omnibus Plan’s evergreen provision).

Therefore, as of the Record Date, the Company has no authorized shares of Common Stock available that are not already (a) issued and outstanding, (b) issuable upon exercise of other securities that are issued and outstanding, or (c) earmarked for future awards under the Omnibus Plan. In addition, as of the Record Date, the Company does not have available authorized shares that may be used to increase the pool of shares of Common Stock available for future awards under the Omnibus Plan. As a result of this, the evergreen provision intended to increase the maximum number of shares issuable under the Omnibus Plan on the first day of each fiscal year by an amount equal to six percent (6%) of the shares available as of the last day of the preceding fiscal year (provided that the aggregate number of all such increases may not exceed 1,000,000 shares) will have no further effect without an increase in the number of authorized shares, assuming the information in (i) through (iv) above otherwise remains the same.

The Increase in Authorized Shares is primarily intended to facilitate the Company’s ability to obtain urgently needed equity financing and to otherwise provide adequate authorized shares for its short- to medium-term needs. Management believes that without the Increase in Authorized Shares, the Company’s ability to continue to operate is in immediate jeopardy. However, there can be no assurances that an Increase in Authorized Shares will in fact lead to a successful equity financing.

Following the approval of this Action, the Company intends to effect the Increase in Authorized Shares by filing with the Delaware Secretary of State an amendment to the Certificate of Incorporation, a copy of which has been attached hereto as Annex A.

Risks Associated with the Increase in Authorized Shares

After the effective date of the Increase in Authorized Shares, each stockholder will own the same number of shares of our stock as prior to the Increase in Authorized Shares. The Board does not currently intend to seek stockholder approval prior to any issuance of shares of Common Stock, including those that would become available for issuance as a result of the Increase in Authorized Shares, unless otherwise required by law or regulation.

The Company's stockholders will not realize any dilution in their ownership or voting rights as a direct result of the Increase in Authorized Shares, but will almost certainly experience dilution if and when the Company issues shares of Common Stock in the future. In this context, it is important to note that the primary reason for the Increase in Authorized Shares is to enable the Company to issue additional shares of Common Stock in the future. Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued stock, the issuance of additional shares of Common Stock (or preferred stock) will, if such shares are issued at prices below what current stockholders paid for their shares, reduce stockholders’ equity per share and dilute the value of current stockholders’ shares. An issuance of additional shares of our Common Stock could have an adverse effect on the potential realizable value of a stockholder’s investment.

The increase in authorized but unissued and unreserved shares of Common Stock as a result of the Increase in Authorized Shares therefore enables the Board to issue shares of Common Stock, including to an existing holder who has in the past expressed interest in obtaining control of the Company. Such a holder could therefore control business strategies and policies of the Company and the outcome of all corporate actions that require the approval of our stockholders, including the election of our directors, adoption of employee compensation plans and transactions involving a further change of control.

Moreover, because some investors may view the Increase in Authorized Shares negatively, we cannot assure you that the Increase in Authorized Shares will not adversely impact the market price of our Common Stock.

Common and Preferred Stock

As discussed above, the Increase in Authorized Shares would result in an increase in the number of authorized and unissued and unreserved shares of Common Stock, but the number of authorized shares of our preferred stock will remain unchanged.

The below tables outline the capital structure as described above and prior to and immediately following the proposed Increase in Authorized Shares. The number of shares disclosed in the column “Number of shares of Common (or Preferred) Stock before Increase in Authorized Shares” reflects the number of shares as of the Record Date.  The number of shares disclosed in the column “Number of shares of Common (or Preferred) Stock after Increase in Authorized Shares” gives further effect to the Increase in Authorized Shares but does not give effect to any other changes, including any issuance of securities after the Record Date.

	Number of shares of Common Stock before Increase in Authorized Shares	Number of shares of Common Stock after Increase in Authorized Shares
Authorized	31,500,000	100,000,000

Issued and Outstanding	23,722,400	23,722,400

Reserved for Issuance	7,538,126	7,538,126

Authorized but Unissued	239,475*	68,739,474*

* Of which 239,475 shares are currently earmarked for future awards under the Omnibus Plan.

	Number of shares of Preferred Stock before Increase in Authorized Shares	Number of shares of Preferred Stock after Increase in Authorized Shares*
Authorized	1,000,000	1,000,000

Issued and Outstanding	29,038	29,038

Reserved for Issuance	-	-

Authorized but Unissued	970,962	970,962

* Aggregate liquidation preference of the Series A Preferred Stock will remain at its existing amount of $29,038,000.

Anti-Takeover Effects of an Increase in Authorized Shares

Release No. 34-15230 of the Staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any action, including the proposal discussed herein, that may be used as an anti-takeover mechanism. The Amendment will result in an increase in the number of authorized but unissued and unreserved shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board. An increase in the number of authorized shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. An increase in our outstanding shares could potentially deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change of control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Increase in Authorized Shares therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Increase in Authorized Shares may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

 No Dissenters Rights

In connection with the approval of the Increase in Authorized Shares, stockholders of the Company will not have a right to dissent and obtain payment for their shares under the Delaware General Corporation Law, the Certificate or the By-Laws.

Required Consent

Approval of the Action requires the receipt of the written consents of stockholders constituting the holders of a majority in voting power of the Company’s outstanding capital stock as of the close of business on the Record Date.

Board Recommendation

The Board recommends that stockholders consent to the proposed amendment to our Certificate of Incorporation to effect an increase in the number of authorized shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the ownership of our Common Stock as of the Record Date by all those known by the Company to be beneficial owners of more than five percent of its voting securities, other than executive officers and directors of the Company (whose ownership is disclosed separately below). This table is prepared in reliance upon beneficial ownership statements filed by such stockholders with the SEC under Section 13(d) or 13(g) of the Exchange Act and/or the best information available to the Company.

Name of Beneficial Owner	Beneficial Ownership(1)		Percent of Class(1)
Charles E. Sheedy	11,189,677	(2)	42.0%
Boyalife Investment Fund I, Inc.	6,650,000	(3)	26.1%

(1)

Percentage ownership is based upon 23,722,400 shares of Common Stock issued and outstanding as of the Record Date. For purposes of determining the amount and percentage of securities beneficially owned, share amounts include all voting stock owned outright, plus all shares of voting stock issuable upon the exercise of options or warrants exercisable as of the date above, or exercisable within 60 days after such date, in each case by such beneficial owner but not any other stockholders. In addition to the shares of Common Stock outstanding, 29,038 shares of Series A Preferred Stock are outstanding. Except with respect to the election of directors, holders of the Series A Preferred Stock are generally entitled to vote together with holders of Common Stock, with each share of Series A Preferred Stock corresponding to five votes. Consolidating the voting power of Common Stock and Series A Preferred Stock, the beneficial ownership percentages for Mr. Sheedy and Boyalife Investment Fund I, Inc. would be 41.8% and 26.0%, respectively. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

(2)

Charles E. Sheedy’s beneficial ownership includes 8,286,312 shares of Common Stock held by Charles E. Sheedy and 3,365 shares of Common Stock held in five separate trusts for the benefit of Mr. Sheedy’s children. It also includes 2,900,000 shares of Common Stock issuable upon exercise of warrants, which are exercisable at an exercise price of $0.50 per share. Mailing address for Mr. Sheedy is: Two Houston Center, Suite 2907, 909 Fannin Street, Houston, TX 77010.

(3)

Boyalife Investment Fund I, Inc.’s beneficial ownership includes 1,750,000 shares of Common Stock issuable upon exercise of warrants, which are exercisable at an exercise price of $0.65 per share. As disclosed in its Schedule 13D/A filed on September 21, 2017, Boyalife’s President is Xiaochun Xu and its mailing address is: c/o Boyalife Group, Ltd, 2343 S. Archer Ave., Suite B, Chicago, IL 60616.

Security Ownership of Management

The following table sets forth information regarding the ownership of our Common Stock as of the Record Date by: (i) each director; (ii) each of the named executive officers; and (iii) all executive officers and directors of the Company as a group. This table is prepared in reliance upon beneficial ownership statements filed by such stockholders with the SEC under Section 13(d) or 13(g) of the Exchange Act and/or the best information available to the Company.

Name of Beneficial Owner	Beneficial Ownership(1)		Percent of Class(1)
Paul D. Mintz, MD	106,250	(2)	*

Scott M. Pittman	4,233,925	(3)	16.9%

David E. Jorden	912,546	(4)	3.8%

Peter A. Clausen	268,528	(5)	1.1%

C. Eric Winzer	185,313	(6)	*

Lawrence S. Atinsky	149,375	(7)	*

Group consisting of executive officers and directors (6 in total)	5,855,937	(8)	22.5%

*	Less than 1%.

(1)

Percentage ownership is based upon 23,722,400 shares of Common Stock issued and outstanding as of the Record Date. For purposes of determining the amount and percentage of securities beneficially owned, share amounts include all voting stock owned outright, plus all shares of voting stock issuable upon the exercise of options or warrants exercisable as of the date above, or exercisable within 60 days after such date, in each case by such beneficial owner but not any other stockholders. In addition to the shares of Common Stock outstanding, 29,038 shares of Series A Preferred Stock are outstanding. Except with respect to the election of directors, holders of the Series A Preferred Stock are generally entitled to vote together with holders of Common Stock, with each share of Series A Preferred Stock corresponding to five votes. Consolidating the voting power of Common Stock and Series A Preferred Stock, the beneficial ownership percentages for Messrs. Pittman and Jorden would be 16.8% and 3.8%, respectively, and the beneficial ownership percentage for all executive officers and directors as a group would be 22.4%. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated, the mailing address of all persons named in this table is: c/o Nuo Therapeutics, Inc., 207A Perry Parkway, Suite 1, Gaithersburg, MD 20877.

(2)	Independent Director of the Company. Represents 106,250 shares Dr. Mintz may acquire upon the exercise of stock options under the Omnibus Plan (all of which are exercisable).

(3)

Independent director of the Company. Includes shares of Common Stock held in an IRA for the benefit of Mr. Pittman. Includes 1,130,000 shares of Common Stock issuable upon exercise of warrants (held directly and in an IRA for the benefit of Mr. Pittman), which are exercisable at exercise prices of $0.75 per share (with respect to 850,000 shares) and $0.50 per share (with respect to 280,000 shares). Also includes 168,125 shares Mr. Pittman may acquire upon the exercise of stock options granted under the Omnibus Plan (all of which are exercisable).

(4)

Chief Executive and Chief Financial Officer of the Company. Includes 55,915 shares held in an IRA for the benefit of Mr. Jorden and 190 shares held in the name of Mr. Jorden’s children, over which Mr. Jorden has or shares voting and dispositive power. Includes 355,210 shares Mr. Jorden may acquire upon the exercise of stock options granted under the Omnibus Plan (all of which are exercisable).

(5)	Chief Scientific Officer of the Company. Includes 263,853 shares Dr. Clausen may acquire upon the exercise of stock options granted under the Omnibus Plan (all of which are exercisable).

(6)	Independent director of the Company. Includes 160,313 shares Mr. Winzer may acquire upon the exercise of stock options granted under the Omnibus Plan (all of which are exercisable).

(7)

Independent director of the Company. Represents 149,375 shares Mr. Atinsky may acquire upon the exercise of stock options granted under the Omnibus Plan (all of which are exercisable).  Mr. Atinsky, a Partner at Deerfield Management Company, L.P., has no pecuniary interest in the securities reported herein and disclaims beneficial ownership of such securities.

(8)	Includes options to purchase an aggregate of 1,203,126 shares of Common Stock granted under the Omnibus Plan that are exercisable or will become exercisable within 60 days.

Other than as described below, there are no current arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change of control of the Company.  The Increase in Authorized Shares enables the Board to issue shares of Common Stock, including to an existing holder who has in the past expressed interest in obtaining control of the Company.

INTEREST OF CERTAIN PERSONS IN
MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, or associate of any director, executive officer or nominee has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other shareholders pro-rata, and in accordance with their respective interests.

HOUSEHOLDING

Owners of Common Stock who share a single address may receive only one copy of the Consent Solicitation Statement, unless the Company has received contrary instructions from one or more of such owners. This practice, known as “householding,” is designed to reduce printing and mailing costs.

We undertake to deliver promptly upon written or oral request to us at the address or telephone number listed below a separate copy of such notice to a stockholder at a shared address to which a single copy of the notice was delivered. If multiple stockholders sharing an address have received one copy of the Consent Solicitation Statement and would prefer us to mail each stockholder a separate copy of future mailings, they may notify us at the address or telephone number listed below. Additionally, if current stockholders with a shared address wish to receive a separate copy of this Consent Solicitation Statement, or if the stockholder received multiple copies of this Consent Solicitation Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices as follows: Corporate Secretary, Nuo Therapeutics, Inc., 207A Perry Parkway, Suite 1, Gaithersburg, MD 20877, or by telephone request at (240) 499-2680 or the email address set forth in the Consent Solicitation Statement.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC. The Company’s SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at its public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.

FUTURE PROPOSALS OF STOCKHOLDERS

In order for proposals of stockholders and stockholder nominations for directors to be eligible for inclusion in our proxy materials relating to the Company’s next annual meeting of stockholders pursuant to SEC Rule 14a-8, they must be submitted in writing to the Company’s Secretary and received by the Company at the Company’s executive offices a reasonable time before we begin to print and send the proxy materials for such annual meeting.

Notice to the Company of a stockholder proposal submitted outside of Rule 14a-8 will be considered timely under SEC Rule 14a-4(c) if received by the Company at its executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and no later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

All stockholder proposals for inclusion in the Company’s proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in the Company’s proxy materials), the Company’s Certificate of Incorporation, By-Laws and Delaware law.

By Order of the Board of Directors,

/s/ David E. Jorden

David E. Jorden

Chief Executive Officer and Chief Financial Officer

August 28, 2018

ANNEX A

Certificate of Amendment

TO the

SECOND AMENDED AND RESTATED Certificate of Incorporation

of

NUO THERAPEUTICS, INC.

Nuo Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST:          The Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on May 5, 2016.

SECOND:     That the Board of Directors of the Corporation, by unanimous written consent, adopted the following amendment to the Certificate of Incorporation:

Section 4.1 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

Section 4.1     Authorized Capital Stock.

The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 101,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

THIRD:     That said amendment has been consented to and authorized by the Board of Directors of the Corporation and the holders of the necessary number of shares of the issued and outstanding stock of the corporation entitled to vote by written consent given in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH:     This Certificate of Amendment shall become effective as of [ ], 2018 at [ ][a.m.]/[p.m.]      Eastern Time.

IN WITNESS WHEREOF, Nuo Therapeutics, Inc. has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by its Chief Executive Officer this [___] day of [_____], 2018.

Nuo Therapeutics, Inc.

By:
Name: David Jorden
Title: Chief Executive Officer

ANNEX B

ACTION BY WRITTEN CONSENT
OF THE STOCKHOLDERS OF
NUO THERAPEUTICS, INC.

This written consent is solicited by the Board of Directors of Nuo Therapeutics, Inc. Executed counterparts of this Action by Written Consent form delivered after the definitive Consent Solicitation Statement (as defined below) is sent to the stockholders but prior to the effective date of the Action by Written Consent shall not be revocable.

The undersigned, being a stockholder of Nuo Therapeutics, Inc., a Delaware corporation (the “Company”) as of August 10, 2018, acknowledges receipt of the Notice of Consent Solicitation dated August 28, 2018 and Consent Solicitation Statement (collectively, the “Consent Solicitation Statement”) and hereby consents (by checking the FOR box) or withholds consent (by checking the AGAINST or ABSTAIN box) to the approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) as follows:

☐ CONSENT (FOR) ☐ CONSENT WITHHELD (AGAINST) ☐ ABSTAIN

RESOLVED, that the Certificate of Incorporation be amended, for the purposes of effecting an increase in the number of authorized shares of the Company’s Common Stock from 31,500,000 shares to 100,000,000 shares (the “Increase in Authorized Shares”), by amending and restating Section 4.1 of the Certificate of Incorporation in its entirety as follows:

Section 4.1     Authorized Capital Stock.

The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 101,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

By signing and returning this Action by Written Consent, the undersigned stockholder will be deemed to have voted all shares of capital stock owned by the undersigned in the manner directed above with respect to the proposed amendment. If the undersigned stockholder signs and returns this consent but does not check a box, the undersigned will be deemed to have consented FOR approval of the proposed amendment.

Please execute this written consent as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [Please sign within the box]	Date

Signature [Please sign within the box]	Date